                                                                    EXHIBIT 10.6

            EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT


     This Employment, Confidentiality and Noncompetition Agreement ("Agreement") is made and entered into effective this 1st day of January, 1999, by and between NETIVATION.COM, INC., a Nevada corporation ("Employer") and ANTHONY PAQUIN ("Employee").

     In consideration of their mutual promises and covenants contained herein, the receipt and legal sufficiency of which consideration is hereby acknowledged, the parties hereby agree as follows:

     1. Employment. Employer shall employ Employee and Employee shall work for Employer in the employment position described in Exhibit A hereto, which is hereby incorporated herein and made a part of this Agreement. In this position, Employee shall perform all assigned duties, comply with all employment policies, and willingly obey all rules, regulations and special instructions that now exist or that may hereafter be established by Employer from time to time. Employee shall render such services and perform such duties at such places or in such areas or territories as Employer shall direct. Employee warrants that all information provided by Employee in applying for employment is true and correct.

     2. Standard of Performance. Employee accepts employment with Employer on the terms and conditions herein set forth. Employee recognizes that Employee owes to Employer duties of loyalty, fidelity and obedience in all matters pertaining to such employment. Employee agrees to serve Employer diligently and faithfully, to perform all duties to the best of Employee's ability, and to devote Employee's full time and best efforts to the conduct of Employer's business.

     3. Compensation. In consideration for the services of Employee rendered to Employer pursuant to the terms of this Agreement, and subject to the full performance of Employee's obligations hereunder, Employer shall pay Employee according to the provisions of the Employer's compensation plan described in Exhibit A hereto. Employee shall receive no compensation or benefits, including but not limited to paid holidays, paid vacation and paid health insurance, that is not set forth in Exhibit A hereto. Employee understands that the compensation plan is subject to modification by the Employer at any time.

     4. Term of Employment. Employee's term of employment under this Agreement shall commence on the 1st day of January, 1999, and shall continue thereafter until the 31st day of December, 2001, unless prior thereto (a) Employer, for good cause, terminates Employer's employment of Employee, or (b) Employer and Employee mutually agree to the termination of Employee's employment, in a writing signed by both of them in accordance with paragraph 11(G) of this Agreement.

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     5.  Confidential Information.

         A. Definition of Confidential Information. Employer is in the business of designing, creating, perfecting, marketing, distributing, selling and servicing computer software, and has built up an established and extensive trade and reputation in the industry. Employer has developed and continues to develop commercially valuable technical and non-technical information ("Confidential Information") that is proprietary and confidential and/or constitutes Employer's "trade secrets" within the meaning of the Idaho Trade Secrets Act, Idaho Code Sections 48-801 -- 48-807. Such Confidential Information, which is vital to the success of Employer's business, includes, but is not necessarily limited to: programs, computer programs, system documentation, data compilations, manuals, methods, techniques, processes, patented and/or unpatented technology, research, know-how, development, designs, devices, inventions, the identities of customers, prospective customers, suppliers and prospective suppliers, contracts with suppliers and customers, sales proposals, methods of sales, marketing research and data, pricing policies, cost information, financial information, business plans, specialized requests of Employer's customers, and other materials and documents developed by Employer. Confidential Information also includes special hardware, product hardware, related software and related documentation, either owned by Employer or in Employer's possession under an agreement of nondisclosure. Through Employee's employment, Employee may become acquainted with or contribute to the Employer's Confidential Information through inventions, discoveries, improvements, software development, and/or in other ways.

         B. Employee Access to Confidential Information. Employee agrees: (a) to access only such Confidential Information as is necessary to perform Employee's job function; (b) to allow access to Confidential Information under Employee's control to only those of Employee's co-employees whose job functions for Employer necessitate access to such Confidential Information; and (c) to allow such co-employees to access only such Confidential Information under Employee's control as is necessary to the co-employee's performance of his/her job functions for Employer.

         C. Nondisclosure of Confidential Information. Employee shall not, at any time, either during or subsequent to employment, directly or indirectly, appropriate, disclose or divulge any Confidential Information to any person not then employed by Employer, unless authorized or directed by Employer. If Employer authorizes or directs Employee to disclose Confidential Information to any such third party, Employee must ensure that a signed confidentiality agreement is or has been obtained from the third party to whom Confidential Information is being disclosed and that all Confidential Information so disclosed is clearly marked "Confidential."

         D. Return of Confidential and Other Information. All Confidential Information provided to Employee, and all documents and things prepared by Employee in the course of Employee's employment, including but not necessarily limited to correspondence, drawings, blueprints, manuals, letters, notes, lists, notebooks, reports, flow-charts, computer programs, proposals, DayTimers, planners, calendars, schedules, discs, data tapes, financial plans and

A. PAQUIN EMPLOYMENT, CONFIDENTIALITY
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information, business plans, and other documents and records, whether in hard copy, magnetic media or otherwise, and any and all copies thereof, are the exclusive property of Employer and shall be returned immediately to Employer upon termination of employment or upon Employer's request at any time.

         E. Ownership of Confidential Information. Employee hereby grants to Employer, and Employer hereby accepts, the entire right, title, and interest of Employee in and to any of the Confidential Information created or developed by Employee, or that may be created or developed by Employee during the term of the employment under this Agreement, including, but not limited to, all patents, copyrights, trade secrets, and other proprietary rights in or based on the Confidential Information. If the Confidential Information or any portion thereof is copyrightable, it shall be deemed to be a "work made for hire," as such term is defined in the copyright laws of the United States. Employee shall cooperate with Employer or its designees and execute assignments, oaths, declarations, and other documents prepared by Employer, to effect the foregoing or to perfect or enforce any proprietary rights resulting from or related to this agreement. Such cooperation and execution shall be at no additional compensation to Employee; provided, however, Employer shall reimburse Employee for reasonable out-of-pocket expenses incurred at the specific request of Employer.

     6. Noncompetition Obligations. Employee will not during the term of his/her employment with Employer, and for a period of eighteen (18) months immediately following termination of such employment for any reason, Employee will not offer for sale, or solicit the sale of products or services similar to those sold by Employer, in or within the geographic area in which Employee was assigned and/or worked for Employer, either for him/herself or on behalf of any other person, firm, partnership, or corporation.

     7. Customer Non-Solicitation. Employee will not, during the term of employment hereunder and for eighteen (18) months following termination of such employment for any reason, solicit, divert, take away, or attempt to solicit, divert or take away, any of Employer's customers or the business or patronage of any such customers, either for him/herself or on behalf of any other person, firm, partnership or corporation.

     8. Co-Employee Non-Solicitation. Employee will not, during the term of employment hereunder and for eighteen (18) months following termination of such employment for any reason, solicit, recruit or hire any other employee of Employer, either for him/herself or on behalf of any other person, firm, partnership or corporation.

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     9.  Enforcement.

         A. Reasonableness of Restrictions. Employee acknowledges that compliance with this Agreement is reasonable and necessary to protect Employer's legitimate business interests, including but not limited to the Employer's goodwill.

         B. Irreparable Harm. Employee acknowledges that a breach of Employee's obligations under this Agreement will result in great, irreparable and continuing harm and damage to Employer for which there is no adequate remedy at law.

         C. Injunctive Relief. Employee agrees that in the event Employee breaches this Agreement, Employer shall be entitled to seek, from any court of competent jurisdiction, preliminary and permanent injunctive relief to enforce the terms of this Agreement, in addition to any and all monetary damages allowed by law, against Employee.

         D. Extension of Covenants. In the event Employee violates any one or more of the covenants contained in sections 6 through 8 of this Agreement, Employee agrees that the running of the term of each such covenant so violated shall be tolled during (a) the period(s) of any such violation by Employee and
(b) the pendency of any litigation (including appeals) concerning any such violation by Employee.

         E. Judicial Modification. The parties have attempted to limit the Employee's right to compete only to the extent necessary to protect Employer from unfair business practices and/or unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

         F. Attorney Fees. In the event it becomes necessary for Employer to institute a suit at law or in equity for the purposes of enforcing any of the provisions of this Agreement, Employer shall be entitled to recover Employer's reasonable attorney's fees, plus court costs and expenses, from Employee.

         G. Withholding from Final Paycheck. Employee expressly authorizes Employer to withhold and deduct from Employee's final wages any amounts owed by Employee to Employer at the time of the termination of employment, including but not limited to, any draw deficiencies, reimbursement for unearned commissions, and the value of unreturned or damaged company property. Employee further expressly agrees to repay to Employer any additional sums owed by Employee to Employer (above that which can be withheld) immediately upon termination of Employee's employment. Employee agrees that this paragraph waives and supersedes any and all federal, state and/or local laws to the contrary.

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AND NONCOMPETITION AGREEMENT - 4
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     10.  Indemnity.  Employee warrants and represents that he/she has not violated, is not violating, and will not violate any of the terms or conditions of any prior employment agreement, restrictive covenant, or other agreement entered into by him/her while in the employment of any other employer; that he/she has not given and will not give to Employer at any time any customer list, trade secret, or any other item of confidential information, obtained or received while in the employment of such other employer; that his/her employment with Employer is not restricted or limited in any way by any such employment agreement or restrictive covenant or by operation of any state, federal or local regulation, statute or other law of any kind, name or nature, including but not limited to trade secret laws and immigration laws; and that Employee is in all respects duly qualified and eligible to work for Employer. In the event any legal or administrative action is commenced against the Employee, Employer or both, arising out of Employee's former employment by another employer or Employee's illegal action or violation of one or more of the warranties and representations set forth in this section, Employee agrees to indemnify Employer for all damages, costs and expenses, including reasonable attorney fees, which Employer may have to pay in connection with such legal or administrative action.

     11. Miscellaneous.

         A. Survival. Employee understands that this Agreement shall be effective when signed and that the terms of this Agreement shall remain in full force and effect not only during the continuation of his/her employment, but also after the termination of employment for any reason by Employer or Employee.

         B. Waiver. Failure of the Employer to exercise or otherwise act with respect to any of its rights under this Agreement shall not be construed as a waiver of such breach, nor prevent the Employer from thereafter enforcing strict compliance with any and all terms of this Agreement.

         C. Severability. If any part of this Agreement shall be adjudicated to be invalid or unenforceable, as to duration, territory or otherwise, then such part shall be deemed deleted from the Agreement or amended, as the case may be, in order to render the remainder of the Agreement valid and enforceable.

         D. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of Employer, Employer's successors and assigns, Employee and Employee's heirs, executors, administrators and legal representatives.

         E. Governing Law. This Agreement is made and entered into in the State of Idaho and concerns employment situated in said state. This Agreement shall be interpreted and construed in accordance with the laws of the State of Idaho.


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AND NONCOMPETITION AGREEMENT - 5
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         F.  Titles and Captions.  All section and paragraph titles and captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the construction or interpretation of this Agreement.

         G. Entire Agreement. This Agreement contains all the understandings and agreements between the parties concerning matters set forth in this Agreement. The terms of this Agreement supersede any and all prior statements, representations and agreements by or between Employer and Employee, or either of them, concerning the matters set forth in this Agreement. Employee acknowledges that no person who is an agent or employee of Employer may orally or by conduct modify, delete, vary, or contradict the terms or conditions of this Agreement or this paragraph. This Agreement may be modified only by a written agreement signed by both parties.

     IN WITNESS WHEREOF, the parties have set their hands as of the date first above written, and Employee acknowledges that he/she has read and understands the entire contents of this Agreement and that he/she has received a copy of this Agreement.

EMPLOYER:

                                       NETIVATION.COM, INC.


DATE: 3/2/99                           By: /s/ Anthony Paquin
_________________________________         _________________________________

                                         Its:  CEO
                                             ______________________________

EMPLOYEE:


DATE: 3/2/99                           /s/ Anthony Paquin
____________________________________   ___________________________________
                                       Anthony Paquin


A. PAQUIN EMPLOYMENT, CONFIDENTIALITY
AND NONCOMPETITION AGREEMENT - 6
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                   EXHIBIT A TO EMPLOYMENT, CONFIDENTIALITY
                         AND NONCOMPETITION AGREEMENT
                           EFFECTIVE JANUARY 1, 1999

Employee's Job Title: President and Chief Executive Officer of Netivation.com, Inc.

Base Salary:        $150,000 annually for the term of this Agreement, payable at the same frequency as Employer's other employees.

Stock Options:      Employer shall grant to Employee an option to acquire up to
                    50,000 shares of Employer's common stock pursuant to and subject to the terms of the Employer's Non-qualified Stock
                    Option and Restricted Stock Plan. The options shall be exercisable at the price of $1.25 per share. The options shall be subject to lock-ups and restrictions required by the IPO underwriter. The options shall vest as follows:

                    Continuous Employment
                    ---------------------
                    from Signing Agreement        Portion Exercisable
                    ----------------------        -------------------
                    December 31, 1999                    1/3
                    December 31, 2000                    1/3
                    December 31, 2001                    1/3

                    Employer shall also grant to Employee options to acquire up to 75,000 shares of Employer's common stock pursuant to and subject to the terms of the Employer's Non-qualified Stock Option and Restricted Stock Plan. The options shall be exercisable at the price of $.625 per share. The options shall be subject to lock-ups and restrictions required by the IPO underwriter. The options shall vest 100 percent on December 31, 2003, with acceleration on December 31, 1999, if certain revenue goals are met.

Benefits:           Employee shall participate in employee benefit programs,
                    such as paid vacation, life insurance, medical, disability and other similar plans that now or during the term of this Agreement are made generally available to executives of Employer of comparable position.

Expenses:           Employer will reimburse Employee for reasonable expenses for entertainment, travel, phone, day-to-day expenses and similar items that he incurs on behalf of Employer.

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AND NONCOMPETITION AGREEMENT - 7
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EMPLOYER:

                                       NETIVATION.COM, INC.


DATE: 3/2/99                           By: /s/ Anthony Paquin
_________________________________         _________________________________

                                         Its:  CEO
                                             ______________________________

EMPLOYEE:


DATE: 3/2/99                           /s/ Anthony Paquin
_________________________________      ____________________________________
                                       Anthony Paquin



A. PAQUIN EMPLOYMENT, CONFIDENTIALITY
AND NONCOMPETITION AGREEMENT - 8